UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2024

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common	KELYA	Nasdaq Global Market
Class B Common	KELYB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2024, Olivier Thirot, the Chief Financial Officers of Kelly Services, Inc. (the “Company”), informed the Company of his intention to retire as an officer in Q1 of 2025. The Compensation and Talent Management Committee of the Company’s Board of Directors, which is responsible for executive development and succession, has commenced a process to identify and recruit a successor to serve as the Company’s Chief Financial Officer.

Mr. Thirot joined Kelly in 2008 as vice president of finance for Kelly EMEA region, bringing with him more than 25 years of international experience in the areas of treasury, tax, compliance, budget forecasting and strategic planning. In 2011 he assumed the additional responsibility for Kelly’s APAC region. Mr. Thirot was named chief financial officer in 2016.

The material terms of Mr. Thirot’s separation arrangements, including transition plans, will be reported at the time they are finalized.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: July 9, 2024	/s/ Vanessa Peterson Williams
Vanessa Peterson Williams
Senior Vice President, General Counsel and Secretary